Exhibit 99.1

For Immediate Release

Contact George Rapp

EVP and Chief Financial Officer

609.454.0718

grapp@thebankofprinceton.com

Princeton Bancorp, Inc. Announces

Declaration of a $0.35 Quarterly Cash Dividend

Princeton, NJ, July 22, 2026 / - Princeton Bancorp, Inc. (the “Company”) (NASDAQ - BPRN), the bank holding company for The Bank of Princeton (the “Bank”), announced that its Board of Directors, at a meeting held on July 22, 2026, declared a cash dividend of $0.35 per share of the common stock of the Company. This dividend will be paid on August 28, 2026, to shareholders of record at the close of business on August 5, 2026. “This dividend reflects the Board of Directors continuing commitment in providing a return to shareholders,” stated Edward Dietzler, President and CEO.

The paying of cash dividends on a quarterly basis is subject to a determination and declaration each quarter by its Board of Directors, which will take into account a number of factors, including the financial condition of the Company, and any applicable legal and regulatory restrictions on the payment of dividends by the Company and the Bank. If paid, such dividends may be reduced or eliminated in future periods.

About Princeton Bancorp, Inc. and The Bank of Princeton

Princeton Bancorp, Inc. is the holding company for The Bank of Princeton, a community bank founded in 2007. The Bank is a New Jersey state-chartered commercial bank with 29 branches in New Jersey, including three in Princeton and others in Bordentown, Browns Mills, Burlington, Chesterfield, Cherry Hill, Cranbury, Cream Ridge, Deptford, Fort Lee, Hamilton, Kingston, Lakewood, Lambertville, Lawrenceville, Medford, Monroe, Moorestown, New Brunswick, Palisades Park, Pennington, Piscataway, Princeton Junction, Quakerbridge, Sicklerville, Voorhees, and Woodbury. There are also five branches in the Philadelphia, Pennsylvania area and two in the New York City metropolitan area. The Bank of Princeton is a member of the Federal Deposit Insurance Corporation.

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to shareholders and in other communications by the Company (including this press release), which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Company’s control). The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the potential impact of the global impact of foreign military conflicts in Iran, the Middle East and elsewhere, any future Federal budget stalemates in Congress, higher tariffs imposed by the Trump administration, higher inflation levels, and general economic and recessionary concerns, all of which could impact economic growth and could cause an increase in loan delinquencies, a reduction in financial transactions and business activities including decreased deposits and reduced loan originations, difficulties in managing liquidity in a rapidly changing and unpredictable market, and supply chain disruptions. Other factors that could cause actual results to differ materially from those indicated by forward-looking statements include, but are not limited to, the following factors: the global impact of foreign military conflicts; the impact of any future pandemics or other natural disasters; civil unrest, rioting, acts or threats of terrorism, or actions taken by the local, state and Federal governments in response to such events, which could impact business and economic conditions in our market area; the strength of the United States economy in general and the strength of the local economies in which the Company and Bank conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations; market volatility; the value of the Bank’s products and services as perceived by actual and prospective customers, including the features, pricing and quality compared to competitors’ products and services; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; credit risk associated with the Bank’s lending activities; risks relating to the real estate market and the Bank’s real estate collateral; the impact of changes in applicable laws and regulations and requirements arising out of our supervision by banking regulators; other regulatory requirements applicable to the Company and the Bank; the timing and nature of the regulatory response to any applications filed by the Company and the Bank; developments in technology, such as artificial intelligence, and our ability to incorporate innovative technologies in our business and provide products and services that satisfy our customers' expectations for convenience and security; other acquisitions; changes in consumer spending and saving habits; those risks under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as required by applicable law or regulation.